Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (333-234447 and 333-235359) and Form S-3 (333-217390, 333-234449, 333-238631, 333-248095 and 333-254698) of our report dated March 31, 2022 included in this Annual Report on Form 10-K of MyMD Pharmaceuticals, Inc. and Subsidiaries (the “Company”), relating to the consolidated financial statements of the Company as of and for the year ended December 31, 2020.

/s/ CHERRY BEKAERT LLP

Tampa, Florida
March 31, 2022